SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC. 20549

                                    ---------

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                              AUDIOVOX CORPORATION
             (Exact Name of Registrant as Specified in its Charter)


          Delaware                                           13-1964841
 (State of Incorporation or Organization)                 (I.R.S. Employer
                                                           Identification No.)

150 Marcus Blvd., Hauppauge, New York 11788- (631) 231-7750         11788
--------------------------------------------------------------     ---------
(Address of principal executive offices)                           (Zip Code)


If this Form relates to the        If this Form  relates to the
registration of a class of debt    registration  of a class of debt
securities and is effective upon   securities and is to become effective
filing pursuantto General          simultaneously  with the
Instruction  A(c)(1) please check  effectiveness  of a  concurrent
the  following  box.  ___          registration statement under the
                                   Securities Act of 1933 pursuant to
                                   General Instruction A(c)(2) please
                                   check the following box.     ____


Securities to be registered pursuant to Section 12(b) of the Act:

             Title of Each Class                Name of Each Exchange on Which
             to be so Registered                 Each Class is to be Registered

None

Securities to be registered pursuant to Section 12(g) of the Act:


                 Class A Common Stock, par value $.01 per share
                                (Title of Class)

ITEM 1.        DESCRIPTION OF REGISTRANTS SECURITIES TO BE REGISTERED.

               A description of the Class A Common Stock is contained in the Registration on Form S-3 (No. 333-91455) (the "Registration Statement"), filed on November 22, 1999, under the caption "Description of Capital Stock" and such description is herein incorporated by reference.

ITEM 2.        EXHIBITS.


1. Certificate of Incorporation of the Company, as amended to date (incorporated by reference to the Company's Annual Report on Form 10-K for the year ended November 30, 1993).

2. Bylaws of the Registrant (incorporated by reference to Exhibit 3.2 of the Registrant's Registration Statement on Form S-3, Commission File No. 33-10726, as amended.

3. Specimen of Class A Common Stock  Certificate  (incorporated  by reference to
Exhibit 4.1 to the Registrant's Registration Statement on Form S-1, Commission File No. 33-10726, as amended).






                                    SIGNATURE

               Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

DATE:  January 10, 2000


                                          Audiovox Corporation



                                          By s/Charles M. Stoehr
                                               Charles M. Stoehr
                                               Senior Vice President and
                                               Chief Financial Officer









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